Exhibit 16

May 12, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read International Sports and Media Group, Inc.’s statements included under Item 4.01 of its Form 8-K for May 12, 2006, and we agree with such statements concerning our Firm.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP